Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS SECOND QUARTER 2018 RESULTS
Underlying Revenue Increases 3% for the Quarter and 4% for the First Half of 2018
Six Months GAAP EPS Rises 16% and Adjusted EPS Increases 19%
Excluding Revenue Standard Impact, Six Months EPS Grows 8% and Adjusted EPS Rises 11%
NEW YORK, July 26, 2018 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the second quarter ended June 30, 2018.
Dan Glaser, President and CEO, said: "We are pleased with our performance in the first half of the year. For the first six months of 2018, we achieved 4% underlying revenue growth on a consolidated basis and 11% adjusted EPS growth excluding the impact of the new revenue standard. In the second quarter, we delivered underlying revenue growth of 3%, highlighted by strong underlying growth of 5% in Risk & Insurance Services with 1% growth in Consulting."
"With a solid first half of 2018, we believe the Company is well positioned to deliver underlying revenue growth in the 3-5% range, margin expansion and strong growth in adjusted earnings per share in 2018," concluded Mr. Glaser.
Consolidated Results
Consolidated revenue in the second quarter of 2018 was $3.7 billion, an increase of 7% compared with the second quarter of 2017. On an underlying basis, revenue increased 3%. Net income attributable to the Company was $531 million. Operating income was $691 million while adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, increased 4% to $754 million. Excluding the impact of ASC 606, adjusted operating income rose 2%.
On a per share basis, net income attributable to the Company in the second quarter rose 8% to $1.04 from $0.96 in the prior year. Adjusted earnings per share of $1.10 was up 10% from the prior year period. The 10% increase in adjusted EPS includes a $0.02 per share benefit from the application of ASC 606, the new revenue accounting standard. Excluding ASC 606, adjusted EPS increased 8%.
For the six months ended June 30, 2018, consolidated revenue was $7.7 billion, an increase of 11% and 4% on an underlying basis. Operating income was $1.6 billion, an increase of 10% from the prior year period. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 14% to $1.7 billion. Excluding the impact of ASC 606, adjusted operating income rose 6%. Net income attributable to the Company increased 14% to $1.2 billion. Earnings per share rose 16% to $2.38. Adjusted earnings per share increased 19% to $2.47 compared with $2.08 for the comparable period in 2017. The 19% increase in adjusted EPS includes a $0.16 per share benefit from the application of ASC 606. Excluding ASC 606, adjusted EPS increased 11%.
Risk & Insurance Services
Risk & Insurance Services revenue was $2.1 billion in the second quarter of 2018, an increase of 9% or 5% on an underlying basis. Operating income was $472 million, a decrease of 2%, and adjusted operating income rose 9% to $532 million. Excluding ASC 606, adjusted operating income increased 6%. For the six months ended June 30, 2018, revenue was $4.4 billion, an increase of 14%, or 4% on an underlying basis. Operating income rose 13% to $1.2 billion and adjusted operating income rose 20% to $1.3 billion. Excluding ASC 606, adjusted operating income increased 9%.
Marsh's revenue in the second quarter was $1.7 billion, an increase of 5% on an underlying basis. International operations produced underlying revenue growth of 2%, reflecting 1% underlying growth in EMEA, 6% in Asia Pacific, and 3% in Latin America. In U.S./Canada, underlying revenue rose 8%. For the six months ended June 30, 2018, Marsh’s underlying revenue growth was 3%.
Guy Carpenter's revenue in the second quarter was $332 million, an increase of 5% on an underlying basis. For the six months ended June 30, 2018, Guy Carpenter’s underlying revenue growth was 6%.
Consulting
Consulting revenue in the second quarter was $1.7 billion, an increase of 4% or 1% on an underlying basis. Operating income increased 1% to $267 million and adjusted operating income decreased 5% to $267 million. For the first six months of 2018, revenue was $3.3 billion, an increase of 6% or 3% on an underlying basis. Operating income of $514 million increased 5% and adjusted operating income increased 1% to $515 million. Excluding ASC 606, adjusted operating income increased 2%.
Mercer's revenue was $1.2 billion in the second quarter, an increase of 2% on an underlying basis. Wealth, with revenue of $552 million, grew 1% on an underlying basis. Within Wealth, Defined Benefit Consulting & Administration decreased 6%, while Investment Management & Related Services increased 12%. Health revenue of $429 million was up 1% on an underlying basis and Career revenue of $177 million increased 7% on an underlying basis. For the six months ended June 30, 2018, Mercer’s revenue was $2.3 billion, an increase of 3% on an underlying basis.
Oliver Wyman Group’s revenue was $492 million in the second quarter, a decrease of 2% on an underlying basis. For the six months ended June 30, 2018, Oliver Wyman Group’s revenue increased to $989 million, up 2% on an underlying basis.

Other Items
The Company repurchased 3.1 million shares of its common stock for $250 million in the second quarter. Through six months, the Company has repurchased 6.1 million shares for $500 million. In May, the Board of Directors increased the quarterly dividend 11%, to $0.415 per share, effective with the third quarter dividend payable on August 15, 2018.
In late June, Marsh announced an agreement to acquire Houston based Wortham Insurance. Wortham has annual revenue of approximately $130 million and 530 colleagues.
Conference Call
A conference call to discuss second quarter 2018 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 866 548 4713. Callers from outside the United States should dial +1 323 794 2129. The access code for both numbers is 2356303. The live audio webcast may be accessed at mmc.com. A replay of the webcast will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The company’s nearly 65,000 colleagues advise clients in over 130 countries. With annual revenue over $14 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading firms. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would."
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•
the impact of any investigations, reviews, market studies or other activity by regulatory or law enforcement authorities, including the ongoing investigations by the European Commission, the Australian Royal Commission and the U.K. FCA;

•	the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us;

•
our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the large volume of our vendor network and the need to patch software vulnerabilities;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to respond to disintermediation, digital disruption and other types of innovation;

•
the financial and operational impact of complying with laws and regulations where we operate, including cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation, anti-corruption laws and trade sanctions regimes;

•	the regulatory, contractual and reputational risks that arise based on insurance placement activities and various broker revenue streams;

•	the extent to which we manage risks associated with the various services, including fiduciary and investments and other advisory services;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise;

•	the impact of changes in tax laws, guidance and interpretations, including related to certain provisions of the U.S. Tax Cuts and Jobs Act, or disagreements with tax authorities;

•	the impact of fluctuations in foreign exchange and interest rates on our results;

•	the impact of macroeconomic, political, regulatory or market conditions on us, our clients and the industries in which we operate; and

•	the impact of changes in accounting rules or in our accounting estimates or assumptions, including the impact of the adoption of the new revenue recognition, pension and lease accounting standards.
The factors identified above are not exhaustive. Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and
Results of Operations" section of our most recently filed Annual Report on Form 10-K. We caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$3,734	$3,495	$7,734	$6,998

Expense:
Compensation and Benefits	2,135	1,998	4,359	4,003
Other Operating Expenses	908	796	1,776	1,545
Operating Expenses	3,043	2,794	6,135	5,548
Operating Income	691	701	1,599	1,450
Other Net Benefit Credits (a)	65	63	131	123
Interest Income	3	2	6	4
Interest Expense	(68)	(60)	(129)	(118)
Investment Income	28	5	28	5
Income Before Income Taxes	719	711	1,635	1,464
Income Tax Expense	183	204	403	379
Net Income Before Non-Controlling Interests	536	507	1,232	1,085
Less: Net Income Attributable to Non-Controlling Interests	5	6	11	15
Net Income Attributable to the Company	$531	$501	$1,221	$1,070
Net Income Per Share Attributable to the Company:
- Basic	$1.05	$0.98	$2.41	$2.08
- Diluted	$1.04	$0.96	$2.38	$2.05
Average Number of Shares Outstanding
- Basic	507	514	507	514
- Diluted	512	520	513	521
Shares Outstanding at 6/30	505	513	505	513

(a) Effective January 1, 2018, ASC 715, as amended, changed the presentation of net periodic pension cost and net periodic postretirement cost. The Company has restated prior years and quarters for this revised presentation.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income - Impact of Revenue Standard
(In millions, except per share figures)
(Unaudited)

The Company adopted the new revenue standard ("ASC 606") using the modified retrospective method, applied to all contracts. The guidance requires entities that elected the modified retrospective method to disclose the impact to financial statement line items as a result of applying the new guidance (rather than previous U.S. GAAP). The table below shows the impacts on the consolidated statement of income.

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	As Reported	Revenue Standard Impact	Prior to Adoption	As Reported	Revenue Standard Impact	Prior to Adoption
Revenue	$3,734	$(24)	$3,710	$7,734	$(185)	$7,549
Expense:
Compensation and Benefits	2,135	(10)	2,125	4,359	(70)	4,289
Other Operating Expenses	908	—	908	1,776	—	1,776
Operating Expenses	3,043	(10)	3,033	6,135	(70)	6,065
Operating Income	691	(14)	677	1,599	(115)	1,484
Other Net Benefit Credits	65	—	65	131	—	131
Interest Income	3	—	3	6	—	6
Interest Expense	(68)	—	(68)	(129)	—	(129)
Investment Income	28	—	28	28	—	28
Income Before Income Taxes	719	(14)	705	1,635	(115)	1,520
Income Tax Expense	183	(4)	179	403	(30)	373
Net Income Before Non-Controlling Interests	536	(10)	526	1,232	(85)	1,147
Less: Net Income Attributable to Non-Controlling Interests	5	—	5	11	—	11
Net Income Attributable to the Company	$531	$(10)	$521	$1,221	$(85)	$1,136
Net Income Per Share Attributable to the Company:
- Basic	$1.05	$(0.02)	$1.03	$2.41	$(0.17)	$2.24
- Diluted	$1.04	$(0.02)	$1.02	$2.38	$(0.16)	$2.22

Average Number of Shares Outstanding
- Basic	507	507	507	507	507	507
- Diluted	512	512	512	513	513	513
Shares Outstanding at 6/30	505	505	505	505	505	505

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Revenue Standard Impact	Underlying Revenue
	2018	2017
Risk and Insurance Services
Marsh	$1,749	$1,614	8%	2%	1%	—	5%
Guy Carpenter	332	293	13%	1%	—	7%	5%
Subtotal	2,081	1,907	9%	2%	1%	1%	5%
Fiduciary Interest Income	15	9
Total Risk and Insurance Services	2,096	1,916	9%	2%	1%	1%	5%
Consulting
Mercer	1,158	1,109	5%	2%	1%	—	2%
Oliver Wyman Group	492	483	2%	3%	—	—	(2)%
Total Consulting	1,650	1,592	4%	2%	1%	—	1%
Corporate / Eliminations	(12)	(13)
Total Revenue	$3,734	$3,495	7%	2%	1%	1%	3%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Revenue Standard Impact	Underlying Revenue
	2018	2017
Marsh:
EMEA	$526	$497	6%	5%	—	—	1%
Asia Pacific	183	168	9%	2%	—	—	6%
Latin America	99	99	—	(5)%	3%	—	3%
Total International	808	764	6%	3%	1%	—	2%
U.S. / Canada	941	850	11%	—	2%	1%	8%
Total Marsh	$1,749	$1,614	8%	2%	1%	—	5%
Mercer:
Defined Benefit Consulting & Administration	$320	$340	(6)%	3%	(3)%	—	(6)%
Investment Management & Related Services	232	192	20%	2%	6%	—	12%
Total Wealth	552	532	4%	3%	—	—	1%
Health	429	423	2%	1%	—	(1)%	1%
Career	177	154	15%	2%	6%	—	7%
Total Mercer	$1,158	$1,109	5%	2%	1%	—	2%

Note:
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses, changes in estimate methodology and the impact of the new revenue standard.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30
(Millions) (Unaudited)

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/Other Impact	Revenue Standard Impact	Underlying Revenue
	2018	2017
Risk and Insurance Services
Marsh	$3,443	$3,210	7%	3%	2%	(1)%	3%
Guy Carpenter	969	678	43%	2%	—	35%	6%
Subtotal	4,412	3,888	13%	3%	2%	5%	4%
Fiduciary Interest Income	28	17
Total Risk and Insurance Services	4,440	3,905	14%	3%	2%	5%	4%
Consulting
Mercer	2,329	2,186	7%	3%	1%	—	3%
Oliver Wyman Group	989	932	6%	4%	—	—	2%
Total Consulting	3,318	3,118	6%	3%	1%	—	3%
Corporate / Eliminations	(24)	(25)
Total Revenue	$7,734	$6,998	11%	3%	1%	3%	4%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/Other Impact	Revenue Standard Impact	Underlying Revenue
	2018	2017
Marsh:
EMEA	$1,169	$1,086	8%	8%	—	—	(1)%
Asia Pacific	347	320	8%	3%	—	—	5%
Latin America	183	179	2%	(4)%	2%	—	4%
Total International	1,699	1,585	7%	6%	—	—	1%
U.S. / Canada	1,744	1,625	7%	—	4%	(2)%	6%
Total Marsh	$3,443	$3,210	7%	3%	2%	(1)%	3%
Mercer:
Defined Benefit Consulting & Administration	$659	$674	(2)%	5%	(2)%	—	(5)%
Investment Management & Related Services	458	378	21%	4%	4%	—	14%
Total Wealth	1,117	1,052	6%	4%	—	—	2%
Health	871	838	4%	2%	(1)%	(1)%	4%
Career	341	296	15%	3%	6%	—	6%
Total Mercer	$2,329	$2,186	7%	3%	1%	—	3%

Note:
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses, changes in estimate methodology and the impact of the new revenue standard.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes Revenue Standard Impact
Three Months Ended June 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months ended June 30, 2018. The following tables also present adjusted operating margin. For the three months ended June 30, 2018, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2018
Operating income (loss)	$472	$267	$(48)	$691
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	55	—	3	58
Adjustments to acquisition related accounts (b)	5	1	—	6
Other	—	(1)	—	(1)
Operating income adjustments	60	—	3	63
Adjusted operating income (loss)	$532	$267	$(45)	$754
Operating margin	22.5%	16.2%	N/A	18.5%
Adjusted operating margin	25.4%	16.2%	N/A	20.2%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk and Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Note:
Comparative financial information for the three months ended June 30, 2017 is presented on page 10.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Three Months Ended June 30
(Millions) (Unaudited)

As discussed earlier, the Company has adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2018
Operating income (loss) without adoption	$458	$267	$(48)	$677
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	55	—	3	58
Adjustments to acquisition related accounts (b)	5	1	—	6
Other	—	(1)	—	(1)
Operating income adjustments	60	—	3	63
Adjusted operating income (loss)	$518	$267	$(45)	$740
Operating margin - Comparable basis	22.2%	16.2%	N/A	18.3%
Adjusted operating margin - Comparable basis	25.0%	16.2%	N/A	20.0%

Three Months Ended June 30, 2017
Operating income (loss)	$482	$265	$(46)	$701
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	—	13	2	15
Adjustments to acquisition related accounts (b)	7	2	—	9
Operating income adjustments	7	15	2	24
Adjusted operating income (loss)	$489	$280	$(44)	$725
Operating margin	25.2%	16.6%	N/A	20.1%
Adjusted operating margin	25.5%	17.6%	N/A	20.7%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk and Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative. Consulting in 2017 reflects severance related to the Mercer business restructure.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes Revenue Standard Impact
Six Months Ended June 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the six months ended June 30, 2018. The following tables also present adjusted operating margin. For the six months ended June 30, 2018, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2018
Operating income (loss)	$1,188	$514	$(103)	$1,599
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	58	1	5	64
Adjustments to acquisition related accounts (b)	9	1	—	10
Other	—	(1)	—	(1)
Operating income adjustments	67	1	5	73
Adjusted operating income (loss)	$1,255	$515	$(98)	$1,672
Operating margin	26.8%	15.5%	N/A	20.7%
Adjusted operating margin	28.3%	15.5%	N/A	21.6%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk and Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Note:
Comparative financial information for the six months ended June 30, 2017 is presented on page 12.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Six Months Ended June 30
(Millions) (Unaudited)

Reconciliation of Non-GAAP Measures - Comparable Accounting Basis (cont’d)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2018
Operating income (loss) without adoption	$1,068	$519	$(103)	$1,484
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	58	1	5	64
Adjustments to acquisition related accounts (b)	9	1	—	10
Other	—	(1)	—	(1)
Operating income adjustments	67	1	5	73
Adjusted operating income (loss)	$1,135	$520	$(98)	$1,557
Operating margin - Comparable basis	25.2%	15.6%	N/A	19.7%
Adjusted operating margin - Comparable basis	26.7%	15.6%	N/A	20.6%

Six Months Ended June 30, 2017
Operating income (loss)	$1,050	$490	$(90)	$1,450
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	4	16	4	24
Adjustments to acquisition related accounts (b)	(10)	3	—	(7)
Operating income adjustments	(6)	19	4	17
Adjusted operating income (loss)	$1,044	$509	$(86)	$1,467
Operating margin	26.9%	15.7%	N/A	20.7%
Adjusted operating margin	26.7%	16.3%	N/A	21.0%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk and Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative. Consulting in 2017 reflects severance related to the Mercer business restructure.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes the Revenue Standard Impact
Three and Six Months Ended June 30
(Millions) (Unaudited)

Adjusted Income, Net of Tax and Adjusted Earnings per Share
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities previously recorded to equity. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and six months ended June 30, 2018.

	Three Months Ended June 30, 2018
	Amount		Adjusted EPS
Income from continuing operations		$536
Less: Non-controlling interest, net of tax		5
Subtotal		$531	$1.04
Operating income adjustments	$63
Investments adjustment (a)	(26)
Impact of income taxes	(6)
		31	0.06
Adjusted income, net of tax		$562	$1.10

	Six Months Ended June 30, 2018
	Amount		Adjusted EPS
Income from continuing operations		$1,232
Less: Non-controlling interest, net of tax		11
Subtotal		$1,221	$2.38
Operating income adjustments	$73
Investments adjustment (a)	(18)
Impact of income taxes	(10)
Adjustments to provisional 2017 tax estimates (b)	3
		48	0.09
Adjusted income, net of tax		$1,269	$2.47

(a) Mark-to-market adjustments for investments classified as available for sale under prior guidance were recorded to equity, net of tax. Beginning January 1, 2018 such adjustments must be recorded as part of investment income. Prior periods were not restated. The Company excludes such mark-to-market gains or losses from its calculation of adjusted earnings per share. The Company recorded mark-to-market gains of $26 million and $18 million for the three and six-month periods ended June 30, 2018, respectively, which are included in Investment Income in the Consolidated Statement of Income.

(b) Relates to adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Note:
Comparative financial information for the three and six months ended June 30, 2017 is presented on page 14.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Three and Six Months Ended June 30
(Millions) (Unaudited)

As discussed earlier, the Company adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations, (2018 prior to the impact of ASC 606)		$526			$507
Less: Non-controlling interest, net of tax		5			6
Subtotal		$521	$1.02		$501	$0.96
Operating income adjustments	$63			$24
Investments adjustment (a)	(26)			—
Impact of income taxes	(6)			(7)
		31	0.06		17	0.04
Adjusted income, net of tax		$552	$1.08		$518	$1.00

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations, (2018 prior to the impact of ASC 606)		$1,147			$1,085
Less: Non-controlling interest, net of tax		11			15
Subtotal		$1,136	$2.22		$1,070	$2.05
Operating income adjustments	$73			$17
Investments adjustment (a)	(18)			—
Impact of income taxes	(10)			(6)
Adjustments to provisional 2017 tax estimates (b)	3			—
		48	0.09		11	0.03
Adjusted income, net of tax		$1,184	$2.31		$1,081	$2.08

(a) Mark-to-market adjustments for investments classified as available for sale under prior guidance were recorded to equity, net of tax. Beginning January 1, 2018 such adjustments must be recorded as part of investment income. Prior periods were not restated. The Company excludes such mark-to-market gains or losses from its calculation of adjusted earnings per share. The Company recorded mark-to-market gains of $26 million and $18 million for the three and six-month periods ended June 30, 2018, respectively, which are included in Investment Income in the Consolidated Statement of Income.

(b) Relates to adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Marsh & McLennan Companies, Inc.
Supplemental Information - Impact of Revenue Recognition Standard
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
		Excludes Impact of Revenue Standard			Excludes Impact of Revenue Standard
	2018	2018	2017	2018	2018	2017
Consolidated
Compensation and Benefits	$2,135	$2,125	$1,998	$4,359	$4,289	$4,003
Other operating expenses	908	908	796	1,776	1,776	1,545
Total Expenses	$3,043	$3,033	$2,794	$6,135	$6,065	$5,548

Depreciation and amortization expense	$79	$79	$76	$159	$159	$156
Identified intangible amortization expense	43	43	40	88	88	80
Total	$122	$122	$116	$247	$247	$236

Stock option expense	$3	$3	$3	$17	$17	$17
Capital expenditures	$77	$77	$82	$135	$135	$144
Operating cash flows	$777	$777	$742	$413	$413	$343

Risk and Insurance Services
Compensation and Benefits	$1,145	$1,132	$1,014	$2,313	$2,238	$2,039
Other operating expenses	479	479	420	939	939	816
Total Expenses	$1,624	$1,611	$1,434	$3,252	$3,177	$2,855

Depreciation and amortization expense	$35	$35	$35	$72	$72	$70
Identified intangible amortization expense	35	35	33	72	72	65
Total	$70	$70	$68	$144	$144	$135

Consulting
Compensation and Benefits	$902	$905	$901	$1,858	$1,863	$1,792
Other operating expenses	481	481	426	946	946	836
Total Expenses	$1,383	$1,386	$1,327	$2,804	$2,809	$2,628

Depreciation and amortization expense	$26	$26	$24	$51	$51	$51
Identified intangible amortization expense	8	8	7	16	16	15
Total	$34	$34	$31	$67	$67	$66

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,036	$1,205
Net receivables	4,601	4,133
Other current assets	538	224
Total current assets	6,175	5,562

Goodwill and intangible assets	10,411	10,363
Fixed assets, net	698	712
Pension related assets	1,808	1,693
Deferred tax assets	532	669
Other assets	1,535	1,430
TOTAL ASSETS	$21,159	$20,429

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$439	$262
Accounts payable and accrued liabilities	2,246	2,083
Accrued compensation and employee benefits	1,103	1,718
Accrued income taxes	216	199
Dividends payable	212	—
Total current liabilities	4,216	4,262

Fiduciary liabilities	5,118	4,847
Less - cash and investments held in a fiduciary capacity	(5,118)	(4,847)
	—	—
Long-term debt	5,813	5,225
Pension, post-retirement and post-employment benefits	1,768	1,888
Liabilities for errors and omissions	303	301
Other liabilities	1,262	1,311

Total equity	7,797	7,442
TOTAL LIABILITIES AND EQUITY	$21,159	$20,429

Note:
Effective January 1, 2018, the Company, upon the adoption of the new revenue recognition standard, recorded a cumulative effect adjustment, net of tax resulting in an increase to the opening balance of retained earnings of $364 million, with offsetting increases/decreases to other balance sheet accounts, e.g. accounts receivable, other current assets, other assets and deferred income taxes.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets - Impact of Revenue Standard
(Millions) (Unaudited)

As discussed earlier, the Company adopted the new revenue standard (ASC 606) using the modified retrospective method, applied to all contracts. The guidance requires entities that elected the modified retrospective method to disclose the impact to financial statement line items as a result of applying the new guidance (rather than previous U.S. GAAP). The table below shows the impacts on the consolidated balance sheet.

	June 30, 2018
	As Reported	Impact of Revenue Standard	Prior to Adoption
ASSETS
Current assets:
Cash and cash equivalents	$1,036	$—	$1,036
Net receivables	4,601	(254)	4,347
Other current assets	538	(298)	240
Total current assets	6,175	(552)	5,623

Goodwill and intangible assets	10,411	—	10,411
Fixed assets, net	698	—	698
Pension related assets	1,808	—	1,808
Deferred tax assets	532	133	665
Other assets	1,535	(230)	1,305
TOTAL ASSETS	$21,159	$(649)	$20,510

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$439	$—	$439
Accounts payable and accrued liabilities	2,246	(177)	2,069
Accrued compensation and employee benefits	1,103	—	1,103
Accrued income taxes	216	—	216
Dividends payable	212	—	212
Total current liabilities	4,216	(177)	4,039

Fiduciary liabilities	5,118	—	5,118
Less - cash and investments held in a fiduciary capacity	(5,118)	—	(5,118)
	—	—	—
Long-term debt	5,813	—	5,813
Pension, post-retirement and post-employment benefits	1,768	—	1,768
Liabilities for errors and omissions	303	—	303
Other liabilities	1,262	(23)	1,239

Total equity	7,797	(449)	7,348
TOTAL LIABILITIES AND EQUITY	$21,159	$(649)	$20,510